EXHIBIT 23.3
Consent of Jaspers + Hall, PC, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stinger Systems, Inc. 2005 Stock Option/Stock Bonus Plan of our report dated April 19, 2005, with respect to the financial statements of Electronic Defense Technology, LLC included in the Stinger Systems, Inc. Registration Statement (Form S-1 No. 333-122583) filed with the Securities and Exchange Commission on November 14, 2005.
/s/Jaspers + Hall, PC
Denver, Colorado
May 17, 2006